CONTACTS: Media Inquiries

Krista McClure

(248) 435-7115

krista.mcclure@arvinmeritor.com

Investor Inquiries

Terry Huch

(248) 435-9426

terry.huch@arvinmeritor.com

ArvinMeritor Expects Strong Financial Performance in the

Second Quarter of Fiscal Year 2008

Also Reaffirms Full-Year Guidance of $1.40-$1.60 Per Diluted Share

TROY, Mich. (March 18, 2008) ( ArvinMeritor, Inc. (NYSE:ARM) announced today that operational improvements and Performance Plus savings in the second quarter of fiscal year 2008 are overwhelming adverse market conditions in North America.

As a result, the company expects to report quarterly results that are significantly better than the first quarter of fiscal year 2008 and the same period a year ago – subject to any unusual events that may occur prior to the closing of the quarter, such as an unfavorable resolution of a current legal and commercial dispute with a light vehicle customer.

Specific factors driving the anticipated improvement in the second quarter include cost reductions in direct material, overhead and labor and burden; increased throughput in the company’s European facilities resulting from improved operational performance; higher sales of military and off-highway vehicles and a lower tax rate. The company expects the favorable second quarter results to be slightly offset by rising steel prices.

ArvinMeritor also announced that through the end of February 2008, it had implemented initiatives associated with its Performance Plus profit improvement program that will reduce costs by $75 million per year on a run-rate basis.

The company reiterated that it anticipates earnings from continuing operations for fiscal year 2008 to be in the range of $1.40-$1.60 per diluted share, before special items, and free cash flow to be in the range of $75 million to $100 million outflow.

ArvinMeritor will release its second-quarter results for fiscal year 2008 on April 29, 2008.

About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. Headquartered in Troy, Mich., ArvinMeritor employs approximately 18,000 people in 24 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company's Web site at: http://www.arvinmeritor.com/.

Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.